As filed with the U.S. Securities and Exchange Commission on June 5, 2001
                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                      Digital Commerce International, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                      02-0337028
----------------------------------------              --------------------------
    (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                          Identification No.)

      300 - 1199 West Hastings Street, Vancouver, British Columbia V6E 3T5
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)                   (Zip Code)


                  Consulting Agreement between Digital Commerce
                     International, Inc. and Kenneth Lowman
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                      Michael Kang, Chief Executive Officer
       300 -1199 West Hastings Street, Vancouver, British Columbia V6E 3T5
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                  604.899.0411
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE
============================================= ==================== =============== ================== ==============
                                                                      Proposed         Proposed
                                                                      Maximum           Maximum         Amount of
            Title of Each Class                  Amount to be      Offering Price      Aggregate      Registration
       of Securities to be Registered             Registered       Per Share (1)    Offering Price         Fee
                                                                                          (1)
--------------------------------------------- -------------------- --------------- ------------------ --------------
   Common Stock, par value $.01 per share     1,200,000 shares(2)      $0.045           $54,000          $10.80

============================================= ==================== =============== ================== ==============

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, and computed in accordance with to Rule 457(h)(1) under the Securities Act of 1933, based on the average of the high and low prices of the shares of common stock on June 4, 2001, as reported on the Electronic Over The Counter Bulletin Board.

(2) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend, or certain other capital adjustments.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or delivered to the plan participant as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.

Item 2.  Registrant Information and Employee Plan Annual Information.

         In accordance with Rule 428 under the Securities Act of 1933, the information required by this item has been omitted from this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference and shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents:

         (a) Our most recent Annual Report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

         (b) All other reports we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our most recent Annual Report;

         (c) Description of our shares of common stock contained in the registration statement filed under the Securities Act of 1933, including any amendment or report filed for the purpose of updating such information; and

         (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregistered all securities then remaining unsold.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Our shares of common stock have been registered under Section 12 of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative(other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the indemnified party did not have reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

         Our Certificate of Incorporation limits the personal liability of directors and officers for monetary damages to the maximum extent permitted by the Delaware Corporation Law. Our Certificate of Incorporation also provides that we will indemnify our directors and officers against any damages arising from their actions as agents of ours, and that we may similarly indemnify our other employees and agents. We are also empowered under our Certificate of Incorporation to enter into indemnification agreements with our directors and officers.

         Our Bylaws provide that, to the full extent permitted by the our Certificate of Incorporation and the Delaware Corporation Law, we will indemnify (and advance expenses to) our officers, directors and employees in connection with any action, suit or proceeding (civil or criminal) to which those persons are made party by reason of their being a director, officer or employee). Any such indemnification will be in addition to the advancement of expenses.

         There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 5, 2001.

                                 Digital Commerce International, Inc.


                                 By:   /s/ Michael Kang
                                    ----------------------------------------
                                           Michael Kang
                                           Chief Executive Officer


                                 By:   /s/ John W. Combs
                                    ----------------------------------------
                                           John W. Combs
                                           Principal Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Kang and John W. Combs, and each of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                                     Date


/s/ Michael Kang          Chief Executive Officer (Principal        June 5, 2001
-------------------       Executive Officer)
Michael Kang


/s/ John W. Combs         Principal Financial Officer               June 5, 2001
-------------------
John W. Combs

                                  EXHIBIT INDEX

Exhibit Number            Description

4.1 Consulting Agreement, dated the 21st day of May, 2001, by and between Digital Commerce International, Inc. and Kenneth Lowman
5.1                       Opinion of Parsons Behle & Latimer
15.1                      Inapplicable
23.1                      See Exhibit 5.1
23.2                      Consent of Crouch Bierwolf & Associates
23.3                      Consent of Grant Thornton LLP
24.1                      Power of Attorney (see signature page)